Exhibit 99.1

MTBC Provides Investor Update on 2020 Guidance

SOMERSET, N.J., December 10, 2020 ‒ (Globe Newswire) ‒ MTBC, Inc. (Nasdaq: MTBC) (Nasdaq: MTBCP), a leading provider of cloud-based healthcare IT solutions and services, today provided an update to its guidance for 2020 financial results.

“We continue to expect record revenue and adjusted EBITDA results in the fourth quarter, exceeding our record-setting third quarter results for these metrics. However, we are moderating our full-year outlook slightly,” said Stephen Snyder, MTBC’s Chief Executive Officer. “We remain excited about the growth MTBC will demonstrate in 2020, as well as realizing the efficiencies of our integration efforts, and we anticipate another record year in 2021.”

“MTBC has been carefully monitoring and assessing the effects of the COVID-19 pandemic on our clients,” said Bill Korn, Chief Financial Officer. “As the second wave of infections has hit the U.S., our estimated revenue, which is driven partially by patient volumes, is slightly lower, and our estimated pace of cost reductions is slightly slower. Our forecast has been refined; however, we still expect that our fourth quarter 2020 revenue and adjusted EBITDA will set new records and we believe that we remain on track to exit 2020 with annualized revenue of approximately $130 million and annualized adjusted EBITDA of approximately $24 million.”

MTBC anticipates its 2020 revenues are likely to be in the range of $104 to $106 million, which represents year-over-year growth of approximately 61% to 64%, and expects adjusted EBITDA to be $10 to $12 million for the full year 2020, representing growth of 23% to 48%.

MTBC’s long-term outlook remains unchanged.

About MTBC

MTBC is a healthcare information technology company that provides a full suite of proprietary cloud-based solutions, together with related business services, to healthcare providers and hospitals throughout the United States. Our Software-as-a-Service (or SaaS) platform includes revenue cycle management (RCM), practice management (PM), electronic health record (EHR), telehealth and patient experience management (PXM) solutions for high-performance medical groups. MTBC helps clients increase financial and operational performance, streamline clinical workflows and make better business and clinical decisions, allowing them to improve patient care while reducing administrative burdens and operating costs. MTBC’s common stock trades on the Nasdaq Global Market under the ticker symbol “MTBC,” and its Series A Preferred Stock trades on the Nasdaq Global Market under the ticker symbol “MTBCP.”

For additional information, please visit our website at www.mtbc.com. To view MTBC’s latest investor presentations, read recent press releases, and listen to interviews with management, please visit ir.mtbc.com.

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Forward Looking Statement

This press release contains various forward-looking statements within the meaning of the federal securities laws. These statements relate to anticipated future events, future results of operations or future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “intends,” “expects,” “plans,” “goals,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology.

Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Forward-looking statements in this press release include, without limitation, statements reflecting management’s expectations for future financial performance and operating expenditures, expected growth, profitability and business outlook, the impact of the COVID-19 pandemic on our financial performance and business activities, and the expected results from the integration of our acquisitions.

These forward-looking statements are only predictions, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause our (or our industry’s) actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all of the risks and uncertainties that could have an impact on the forward-looking statements, including without limitation, risks and uncertainties relating to the Company’s ability to manage growth, migrate newly acquired customers and retain new and existing customers, maintain cost-effective global operations, increase operational efficiency and reduce operating costs, predict and properly adjust to changes in reimbursement and other industry regulations and trends, retain the services of key personnel, and other important risks and uncertainties referenced and discussed under the heading titled “Risk Factors” in the Company’s filings with the Securities and Exchange Commission. In addition, there is uncertainty about the spread of the COVID-19 virus and the impact it may have on the Company’s operations, the demand for the Company’s services, and economic activity in general.

The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not assume any obligations to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

SOURCE MTBC

Company Contact:

Bill Korn

Chief Financial Officer

MTBC, Inc.

bkorn@mtbc.com

Investor Contact:

Matt Kreps, Managing Director

Darrow Associates Investor Relations

mkreps@darrowir.com

(214) 597-8200